Statement of Computation of Per Share Earnings

                                                 For three months ended December 31,

                                                       2002            2001
BASIC:
Average shares outstanding                           52,253,857     49,472,296

Net income (loss) applicable
                to Common Shares                       (714,875)       (7,237)
                                                    -----------    -----------
Per share amount                                         (0.014)         0.000
                                                    ===========    ===========

FULLY DILUTED:
Average shares outstanding
                disregarding dilutive outstanding
                stock options and warrants
                and conversion of debentures
                for each year                        52,253,857     49,472,296

Dilutive stock options and
                warrants, based on the treasury
                stock method using the average
                market price                          1,320,617              0

Floating convertible debenture                        1,500,000      1,500,000

                                                    -----------    -----------
Shares outstanding                                   55,074,474     50,972,296
                                                    ===========    ===========

Net income (loss)                                      (714,875)         7,237

Interest on Floating Convertible Debenture,
                net of taxes                             50,351         46,957

Net income (loss) for fully diluted                        --             --
   calculation                                        (664,524)         39,720
                                                    ===========    ===========

Per share amount                                         (0.012)         0.001
                                                    ===========    ===========







Statement of Computation of Per Share Earnings

                                                 For six months ended December 31,

                                                       2002            2001

BASIC:
Average shares outstanding                           51,478,634     48,732,491

Net income (loss) applicable
                to Common Shares                     (1,840,522)       856,796
                                                    -----------    -----------
Per share amount                                         (0.036)         0.018
                                                    ===========    ===========


FULLY DILUTED:
Average shares outstanding
                disregarding dilutive outstanding
                stock options and warrants
                and conversion of debentures
                for each year                        51,478,634     48,232,491

Dilutive stock options and
                warrants, based on the treasury
                stock method using the average
                market price                          1,204,051      2,043,668

Floating convertible debenture                        1,500,000      1,500,000

                                                    -----------    -----------
Shares outstanding                                   54,182,685     51,776,159
                                                    ===========    ===========

Net income (loss)                                    (1,840,522)       856,796

Interest on Floating Convertible Debenture,
                net of taxes                            101,114        107,607

Net income (loss) for fully diluted                        --             --
   calculation                                       (1,739,408)       964,403
                                                    ===========    ===========

Per share amount                                         (0.032)         0.019
                                                    ===========    ===========
